Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock is qualified in its entirety by reference to the Patterson-UTI Energy, Inc. Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), and Amended and Restated Bylaws.

General

     Patterson-UTI Energy, Inc., a Delaware corporation (“Patterson-UTI”), is authorized by its Restated Certificate of Incorporation to issue 300,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), and 1,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), of which 100,000 have been designated as Series A Participating Preferred Stock.

Common Stock

Voting Rights

     The holders of Patterson-UTI Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of Patterson-UTI Common Stock do not have cumulative voting rights.

Dividends

     The holders of Patterson-UTI Common Stock are entitled to receive dividends when, as and if declared by the Patterson-UTI board of directors out of funds legally available therefor. However, if any shares of Patterson-UTI Preferred Stock are at the time outstanding, the payment of dividends on Patterson-UTI Common Stock or other distributions (including Patterson-UTI’s repurchase of Patterson-UTI Common Stock) will be subject to the declaration and payment of all cumulative dividends on outstanding shares of Patterson-UTI Preferred Stock.

Liquidation

     In the event of the dissolution, liquidation or winding up of Patterson-UTI, the holders of Patterson-UTI Common Stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of Patterson-UTI indebtedness, and the payment of the aggregate liquidation preference of the Preferred Stock.

Other Rights

     The holders of Patterson-UTI Common Stock do not have any conversion, redemption or preemptive rights.

Transfer Agent and Registrar

     The transfer agent and registrar for Patterson-UTI Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

Listing

     Outstanding shares of Patterson-UTI common stock are traded on the Nasdaq National Market under the symbol “PTEN.”

Preferred Stock

     The Patterson-UTI board of directors can, without approval of its stockholders, issue one or more additional series of Preferred Stock and determine the number of shares of each series and the rights, preferences and limitations of each series by appropriate board resolutions. The terms of the Preferred Stock will be subject to and qualified by the certificate of designation relating to any applicable series of Preferred Stock. Undesignated Preferred Stock may enable the Patterson-UTI board of directors to render more difficult or to discourage an attempt to obtain control of Patterson-UTI by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of Patterson-UTI’s management. As a result, the issuance of shares of a series of Preferred Stock may discourage bids for Patterson-UTI Common Stock or may otherwise adversely affect the market price of Patterson-UTI Common Stock or any other of Patterson-UTI Preferred Stock. The issuance of shares of Preferred Stock may also adversely affect the rights of the holders of Patterson-UTI Common Stock. For example, any Preferred Stock issued may rank prior to Patterson-UTI Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into Patterson-UTI Common Stock or other securities.

Officer and Director Indemnification

     Patterson-UTI’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), a director of Patterson-UTI will not be liable to Patterson-UTI or its stockholders for monetary damages for breach of fiduciary duty as a director. Patterson-UTI’s Amended and Restated Bylaws provide that, to the maximum extent and in the manner permitted by the DGCL, Patterson-UTI shall indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Patterson-UTI, provided, however, that Patterson-UTI may modify the extent of such indemnification by individual contracts with its directors and officers and, provided, further, that Patterson-UTI shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by the board of directors of Patterson-UTI, (iii) such indemnification is provided by Patterson-UTI, in its sole discretion, pursuant to the powers vested in Patterson-UTI under the DGCL or (iv) such indemnification is required to be made pursuant to an individual contract. Patterson-UTI’s Amended and Restated Bylaws also provide that Patterson-UTI may advance the payment of expenses, upon receipt of an undertaking by or on behalf of such person to repay such amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise, and that the indemnification and advancement of expense provisions of the bylaws are nonexclusive. Patterson-UTI maintains director and officer liability insurance covering director and officer indemnification.

Patterson-UTI has entered into an indemnification agreement with each of its executive officers and directors containing provisions that may require Patterson-UTI, among other things, to indemnify such executive officers and directors against liabilities that may arise by reason of their status or service as executive officers or directors (subject to certain exceptions) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Board of Directors

     Patterson-UTI’s Amended and Restated Bylaws provide that the number of members of the Board of Directors of Patterson-UTI shall be fixed either by amendment to the Amended and Restated Bylaws or by resolution of the Board of Directors. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Patterson-UTI’s bylaws provide that the affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of directors.

Provisions Having a Possible Anti-Takeover Effect

Section 203 of Delaware General Corporation Law

     As a Delaware corporation, Patterson-UTI is subject to Section 203 of the DGCL. Subject to limited exceptions, Section 203 of the DGCL prohibits “business combinations,” including certain mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (1) the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the corporation prior to the transaction, (2) after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by officers and directors of the interested stockholder and (b) shares held by specified employee benefit plans, or (3) at or subsequent to such time the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.

Special Meetings of Stockholders

     The Restated Certificate of Incorporation provides that special meetings of stockholders may be called only by the Patterson-UTI board of directors (or a majority of the members thereof), the chief executive officer, the president or the holders of a majority of the outstanding stock entitled to vote at such special meeting. This provision will make it more difficult for Patterson-UTI stockholders to call a special meeting.

No Stockholder Action by Written Consent

     The Restated Certificate of Incorporation provides that stockholder action may be taken only at annual or special meetings and not by written consent of the stockholders.